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                                                                    EXHIBIT H(1)
                                     FORM OF
                         SHAREHOLDERS SERVICES AGREEMENT


         THIS AGREEMENT, made as of this _____day of ___________, _____ by and between [REGISTRANT NAME] (the "Trust"), a Delaware business trust, severally on behalf of each series of shares of beneficial interest of the Trust that is listed on Exhibit A to this Agreement, as that Exhibit A may be amended from time to time (each such series of shares is hereinafter referred to as a "Fund" and, together with other series of shares listed on such Exhibit, the "Funds") and DELAWARE SERVICE COMPANY, INC. ("DSC"), a Delaware Corporation, each having its principal office and place of business at 1818 Market Street, Philadelphia, Pennsylvania 19103.

                              W I T N E S S E T H:

         WHEREAS, the Investment Management Agreement between the Trust and [Delaware Management Company/Delaware International Advisers Ltd.] , [a series of Delaware Management Business Trust/a U.K. company], provide that the Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfers of stock, including issuance and redemption of shares; reports and notices to shareholders; calling and holding of shareholder meetings; miscellaneous office expenses; brokerage commissions; legal and accounting fees; taxes; and federal and state registration fees; and

         WHEREAS, DSC previously served as the Shareholder Services Agent for the predecessor to the Trust and the Trust has designated DSC to act as Shareholders Services Agent for the Trust as of the date of this Agreement; and

         WHEREAS, the Trust and DSC desire to have a written agreement concerning the performance of the foregoing services and providing compensation therefor; and



         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending legally to be bound, it is agreed:

                             I. APPOINTMENT AS AGENT

         1.1 The Trust hereby appoints DSC Shareholder Services Agent for the Funds to provide as agent for the Trust services as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent and DSC hereby accepts such appointment and agrees to provide the Trust, as its agent, the services described herein.

         1.2 The Trust shall pay DSC and DSC shall accept, for the services provided hereunder, the compensation provided for in Section VIII hereof. The Trust also shall reimburse DSC for expenses incurred or advanced by it for the Trust in connection with its services hereunder.

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                                II. DOCUMENTATION

         2.1 The Trust represents that it has provided or made available to DSC (or has given DSC an opportunity to examine) copies of, and DSC represents that it has received from the Trust (or is otherwise familiar with), the following documents:

              (a) The Agreement and Declaration of Trust or other documents evidencing the Trust's form of organization and any current amendments or supplements thereto.

              (b) The By-Laws of the Trust;

              (c) Any resolution or other action of the Trust or the Board of Trustees of the Trust establishing or affecting the rights, privileges or other status of each class or series of shares of the Trust, including those relating to the Funds or altering or abolishing any such class or series;

              (d) A certified copy of a resolution of the Board of Trustees of the Trust appointing DSC as Shareholder Services Agent for the Funds and authorizing the execution of this Agreement;

              (e) The forms of share certificates of the Funds in the forms approved by the Board of Trustees of the Trust;

              (f) A copy of the Trust's currently effective Prospectuses and Statement of Additional Information under the Securities Act of 1933, if effective;

              (g) Copies of all account application forms and other documents relating to shareholder accounts in the Funds;

              (h) Copies of documents relating to Plans of the Trust for the purchase, sale or repurchase of its shares, including periodic payment or withdrawal plans, reinvestment plans or retirement plans;

              (i) Any opinion of counsel to the Trust relating to the authorization and validity of the shares of the Funds issued or proposed to be issued under the law of the State of the Trust's organization, including the status thereof under any applicable securities laws;

              (j) A certified copy of any resolution of the Board of Trustees of the Trust authorizing any person to give instructions to DSC under this Agreement (with a specimen signature of such person if not already provided), setting forth the scope of such authority; and

              (k) Any amendment, revocation or other documents altering, adding, qualifying or repealing any document or authority called for under this Section 2.1.

         2.2 The Trust and DSC may consult as to forms or documents that may be required in performing services hereunder.

         2.3 The Trust shall provide or make available to DSC a certified copy of any resolution of the shareholders or the Board of Trustees of the Trust providing for a dividend, capital gains distribution, distribution of capital, stock dividend, stock split or other similar action affecting the authorization or issuance of shares of the Trust or the payment of dividends.


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         2.4  In the case of any recapitalization or other capital adjustment requiring a change in the form of shares or the books recording the same, the Trust shall deliver or make available to DSC:

              (a) A certified copy of any document authorizing or effecting such change;

              (b) Written instructions from an authorized officer implementing such change; and

              (c) An opinion of counsel to the Trust as to the validity of such action, if requested by DSC.

         2.5  The Trust warrants the following:

              (a) The Trust is, or will be, a properly registered investment company under the Investment Company Act of 1940 and any and all Funds' shares which it issues will be properly registered and lawfully issued under applicable federal and state laws.

              (b) The provisions of this contract do not violate the terms of any instrument by which the Trust is bound; nor do they violate any law or regulation of any body having jurisdiction over the Trust or its property.

         2.6  DSC warrants the following:

              (a) DSC is and will be properly registered as a transfer agent under the Securities and Exchange Act of 1934 and is duly authorized to serve, and may lawfully serve as such.

              (b) The provisions of this contract do not violate the terms of any instrument by which DSC is bound; nor do they violate any law or regulation of any body having jurisdiction over DSC or its property.


                             III. SHARE CERTIFICATES

         3.1 The Trust shall furnish or authorize DSC to obtain, at the Trust's expense, a sufficient supply of blank share certificates for the Funds, and from time to time will replenish such supply upon the request of DSC. The Trust agrees to indemnify and exonerate, save and hold DSC harmless, from and against any and all claims or demands that may be asserted against DSC concerning the genuineness of any share certificate supplied to DSC pursuant to this Section.

         3.2 DSC shall safeguard, and shall account to the Trust, upon its demand for, all such shares: (a) as issued, showing to whom issued, or (b) as unissued, establishing the safekeeping, cancellation or destruction thereof.

         3.3 The Trust shall promptly inform DSC in writing of any change in the officers authorized to sign share certificates or in the form thereof. If an officer whose manual or facsimile signature is affixed to any blank share certificate shall die, resign or be removed prior to the issuance of such certificate, DSC may nevertheless issue such certificate notwithstanding such death, resignation or removal, and the Trust shall with respect thereto promptly provide to DSC any approval, adoption or ratification as may be required by DSC.


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                               IV. TRANSFER AGENT

         4.1 As Transfer Agent for the Trust, DSC shall issue, redeem and transfer shares of the Funds, and, in connection therewith but not in limitation thereof, it shall:

              (a) Upon receipt of authority to issue shares, determine the total shares to be issued and issue such shares by crediting shares to accounts created and maintained in the registration forms provided; as applicable, prepare, issue and deliver shares.

              (b) Upon proper transfer authorization, transfer shares by debiting transferor-shareholder accounts and crediting such shares to accounts created and/or maintained for transferee-shareholders; if applicable, issue and/or cancel shares.

              (c) Upon proper redemption authorization, determine the total shares redeemed and to be redeemed; determine the total redemption payments made and to be made; redeem shares by debiting shareholder accounts; as applicable receive and cancel share certificates for shares redeemed; and remit or cause to be remitted the redemption proceeds to shareholders.

              (d) Create and maintain accounts; reconcile and control cash due and paid, shares issued and to be issued, cash remitted and to be remitted and shares debited and credited to accounts; provide such notices, instructions or authorizations as the Trust may require.

         4.2 DSC shall not be required to issue, transfer or redeem Funds' shares upon receipt of DSC from the Trust, or from any federal or state regulatory agency or authority, written notice that the issuance, transfer or redemption of Funds' shares has been suspended or discontinued.


                          V. DIVIDEND DISBURSING AGENT

         5.1 As Dividend Disbursing Agent for the Trust, DSC shall disburse and cause to be disbursed to shareholders of the Funds dividends, capital gains distributions or any payments from other sources as directed by the Trust. In connection therewith, but not in the limitation thereof, DSC shall:

              (a) Calculate the total disbursement due and payable and the disbursement to each shareholder as to shares owned, in accordance with the Trust's authorization.

              (b) Calculate the total disbursements for each shareholder, as aforesaid, to be disbursed in cash; prepare and mail checks therefor.

              (c) Calculate the total disbursement for each shareholder of the Funds, as aforesaid, for which Funds' shares are to be issued and authorized and instruct the issuance of Funds' shares therefor in accordance with Section IV hereof.

              (d) Prepare and mail or deliver such forms and notices pertaining to disbursements as required by federal or state authority.


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              (e) Create and maintain records, reconcile and control
disbursements to be made and made, both as to cash and shares, as aforesaid; provide such notices, instruction or authorization as the Trust may require.

         5.2 DSC shall not be required to make any disbursement upon the receipt of DSC from the Trust, or from any federal or state agency or authority, written notice that such disbursement shall not be made.


                         VI. SHAREHOLDER SERVICING AGENT

         6.1 As Shareholder Servicing Agent for the Trust, DSC shall provide those services ancillary to, but in implementation of, the services provided under Sections I through V hereof, and those generally defined and accepted as shareholder services. In connection therewith, but not in limitation thereof, DSC shall:

              (a) Except where instructed in writing by the Trust not to do so, and where in compliance with applicable law, accept orders on behalf of the Trust; receive and process investments and applications; remit to the Trust or its custodian payments for shares acquired and to be issued; and direct the issuance of shares in accordance with Section IV hereof.

              (b) Receive, record and respond to communications of shareholders and their agents.

              (c) As instructed by the Trust, prepare and mail shareholder account information, mail Funds shareholder reports and Funds prospectuses.

              (d) Prepare and mail proxies and material for Trust shareholder meetings,receive and process proxies from shareholders, and deliver such proxies as directed by the Trust.

              (e) Administer investment plans offered by the Trust to investors and shareholders of each Fund, including retirement plans, including activities not otherwise provided in Section I through V of this Agreement.


                                       5
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                           VII. PERFORMANCE OF DUTIES

         7.1 The parties hereto intend that Fund shareholders and their shareholdings shall be confidential, and any information relating thereto shall be released by DSC only to those persons or authorities who DSC has reason to believe are authorized to receive such information; or, as instructed by the Trust.

         7.2 DSC may, in performing this Agreement, require the Trust or the Trust's distributor to provide it with an adequate number of copies of prospectuses, reports or other documents required to be furnished to investors or shareholders.

         7.3 DSC may request or receive instructions from the Trust and may, at the Trust's expense, consult with counsel for the Trust or its own counsel with respect to any matter arising in connection with the performance of its duties hereunder, and shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or opinions of counsel.

         7.4 DSC shall maintain reasonable insurance coverage for errors and omissions and reasonable bond coverage for fraud.

         7.5 Upon notice thereof to the Trust, DSC may employ others to provide services to DSC in its performance of this Agreement.

         7.6 Personnel and facilities of DSC used to perform services hereunder may be used to perform similar services to other funds in the Delaware Investments family and to others, and may be used to perform other services for the Trust, the other funds in the Delaware Investments Family and to others.

         7.7 DSC shall provide its services as transfer agent hereunder in accordance with Section 17 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. Further, the parties intend that the processes, procedures, safeguards and controls employed should be those generally applied and accepted for the type services provided hereunder by other institutions providing the same or similar services, and, those which should provide efficient, safe and economical services so as to promote promptness and accuracy and to maintain the integrity of the Trust's records.

         7.8 The Trust and DSC may, from time to time, set forth in writing Guidelines For Selective Procedures to be applicable to the services hereunder.


                               VIII. COMPENSATION

         8.1 The Trust and DSC acknowledge that because DSC has common ownership and close management ties with the Trust's investment adviser and the Trust's distributor and serves the other funds in the Delaware Investments Family (DSC having been originally established to provide the services hereunder for the funds in the Delaware Investments Family), advantages and benefits to the Trust in the employment of DSC hereunder can be available which may not generally be available to it from others providing similar services.

         8.2 The Trust and DSC further acknowledge that the compensation by the Trust to DSC is intended to induce DSC to provide services under this Agreement of a nature and quality which the Board of Trustees of the Trust, including a majority who are not parties to this Agreement or interested person of the parties hereto, has determined after due consideration to be necessary for the conduct of the business of the Trust, in the best interests of the Trust, the Funds and their shareholders.

         8.3 Compensation by the Trust to DSC hereunder shall be determined in accordance with Schedule A hereto as it shall be amended from time to time as provided for herein and which is incorporated herein as a part hereof.

         8.4 Compensation as provided in Exhibit B shall be reviewed and approved in the manner set forth in Section 10.1 hereof by the Board of Trustees of the Trust at least annually and may be reviewed and approved more frequently at the request of either party. The Board may request, and DSC shall provide, such information as the Board may reasonably require to evaluate the basis of and approve the compensation.


                              IX. STANDARD OF CARE

         9.1 The Trust acknowledges that DSC shall not be liable for, and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the performance of its duties under this Agreement, agrees to indemnify DSC against, any claim or deficiency arising from the performance of DSC's duties hereunder, including DSC's costs, counsel fees and expenses incurred in investigation or defending any such claim or any administrative or other proceeding, and acknowledges that any risk of loss or damage arising from the conduct of the Trust's affairs in accordance herewith or in accordance with Guidelines or instructions given hereunder, shall be borne by the Trust.


                              X. CONTRACTUAL STATUS

         10.1 This Agreement shall be executed and become effective on the date first written above if approved by a vote of the Board of Trustees of the Trust, including an affirmative vote of a majority of the non-interested members of the Board, cast in person at a meeting called for the purpose of voting on such approval. It shall continue in effect for an indeterminate period, and is subject to termination on sixty (60) days' notice by either party unless earlier terminated or amended by agreement among the parties. Compensation under this Agreement shall require approval by a majority vote of the Board of Trustees of the Trust, including an affirmative vote of the majority of the non-interested members of the Board cast in person at a meeting called for the purpose of voting on such approval.


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         10.2 This Agreement may not be assigned without the approval of the
Trust.

         10.3 This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.


                                            DELAWARE SERVICE COMPANY, INC.



ATTEST:_________________________________    By:_________________________________
        Name:                                   Name:
        Title:                                  Title:




                                                     [REGISTRANT NAME]



ATTEST:_________________________________    By:_________________________________
        Name:                                   Name:
        Title:                                  Title:


                                       8
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                                    EXHIBIT A

                                [REGISTRANT NAME]
                                  (THE "TRUST")

                         SHAREHOLDERS SERVICES AGREEMENT


         THIS EXHIBIT to the Shareholder Services Agreement between [REGISTRANT NAME] and Delaware Service Company, Inc. ("DSC") entered into as of the ___ day of ______, ____________ (the "Agreement") lists the Funds for which DSC provides services as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent pursuant to this Agreement and the date on which the Agreement became effective for each Fund.



Fund Name                                            Effective Date
---------                                            --------------







                                       9
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                                                               FORM OF EXHIBIT B

                                    EXHIBIT B

                                [REGISTRANT NAME]
                                  (THE "TRUST")

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE


1. Delaware Service Company, Inc. ("DSC") will determine and report to the Trust, at least annually, the compensation for services to be provided to the Trust for DSC's forthcoming fiscal year or period.

2. In determining such compensation, DSC will fix and report a fee to be charged per account and/or transaction, as may be applicable, for services provided. DSC will bill, and the Trust will pay, such compensation monthly.

3. For the period commencing on January 1, 1997, the charge will consist of two charges for all the Trusts in the Delaware Investments Family of funds, except the Delaware Group Premium Fund, Inc. and the Delaware Pooled Trust, Inc. (other than with respect to The Real Estate Investment Trust Portfolio), an annual charge and a per transaction charge for each account on the transfer agent's records and each account on an automated retirement processing system. These charges are as follows:

              A.  ANNUAL CHARGE

                  Daily Dividend Funds                $11.00           Per Annum
                  Other Funds                         $5.50            Per Annum

                  Merrill Lynch - Omnibus Accounts*

                     Regular Accounts                 $16.00           Per Annum
                     Accounts with a Contingent
                       Deferred Sales Charge          $19.00           Per Annum

                  Networked Accounts                  $3.00 - 6.00     Per Annum


                                       10
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                                    EXHIBIT B

                                [REGISTRANT NAME]
                                  (THE "TRUST")

                         SHAREHOLDERS SERVICES AGREEMENT

                             COMPENSATION SCHEDULE
                                    CONTINUED

              B.  TRANSACTION CHARGE

                  Transaction                                             Charge

                  1.  Dividend Payment                                     $0.25

                  2.  New Account                                          $6.00

                  3.  Purchase:

                      a.  Wire                                             $8.00
                      b.  Automated                                        $1.50
                      c.  Other                                            $2.60

                  4.  Transfer                                             $8.00

                  5.  Certificate Issuance                                 $4.00

                  6.  Liquidations

                      a.  Wires                                           $12.25
                      b.  Drafts                                           $0.75
                      c.  Money Market Regular                             $4.50
                      d.  Other Regular                                    $4.50

                  7.  Exchanges

                      a.  Dividend Exchanges                               $3.00
                      b.  Other                                           $10.00


                                       11
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                                    EXHIBIT B

                                [REGISTRANT NAME]
                                  (THE "TRUST")

                         SHAREHOLDERS SERVICES AGREEMENT

                             COMPENSATION SCHEDULE
                                    CONTINUED


4. For the period commencing January 1, 1997, DSC's compensation for providing services to the Delaware Group Premium Fund, Inc. (the "Premium Fund") will be $50,000 annually. DSC will bill, and the Premium Fund will pay, such compensation monthly, allocated among the current Series of the Premium Fund based on the relative percentage of assets of each Series at the time of billing and adjusted appropriately to reflect the length of time a particular Series is in operation during any billing period.

5. For the period commencing January 1, 1997, DSC's compensation for providing services to the Portfolios (other than The Real Estate Investment Trust Portfolio) of Delaware Pooled Trust, Inc. (the "Trust") will be $25,000 annually. DSC will bill, and the Trust will pay, such compensation monthly allocated among the current Portfolios (other than The Real Estate Investment Trust Portfolio) of the Trust based on the relative percentage of assets of each Portfolio at the time of billing and adjusted appropriately to reflect the length of time a particular Portfolio is in operation during any billing period.


     * Effective January 1, 1998 for existing funds and July 1, 1997 for new funds.